AMENDMENT NO. 1 TO CHANGE OF CONTROL TERMINATION AGREEMENT This Amendment No. 1 (this “Amendment”) entered into effective as of March 4, 2026 (the “Effective Date”) amends that certain Change of Control Termination Agreement, dated as of March 6, 2024 (the “COC Agreement”), by and between Kimberly Weimer (“Employee”), and Granite Ridge Resources, Inc., a Delaware corporation (the “Company”). WHEREAS, the Company and Employee desire to amend certain provisions of the COC Agreement in accordance with this Amendment; and WHEREAS, unless otherwise defined herein, all capitalized terms will have the meanings given such terms in the COC Agreement. NOW, THEREFORE, in consideration of the premises, the mutual covenants contained in this Amendment, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby amend the COC Agreement as follows: 1. Modification of Section 2(a). Section 2(a) is amended and restated to read in its entirety as follows (with changes thereto reflected in red text below): “(b) Change of Control Benefits. If Employee is employed by the Company on the CIC Effective Date (as defined below) and Employee is terminated on or before the twelve-month anniversary of the CIC Effective Date (the “Protection Period”) by the Company without Cause or by Employee for Good Reason, then the Company shall provide Employee with the following payments and benefits (collectively, the “Change of Control Benefits”).” 2. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the COC Agreement are, and shall remain, in full force and effect and are hereby ratified and confirmed by the parties to this Amendment. The amendment contained in this Amendment shall not be construed as a waiver or amendment of any other provision of the COC Agreement, or for any purpose except as expressly set forth herein, or a consent to any further or future action on the part of any party that would require the waiver or consent of the other parties. 3. Construction. To the extent there may be a conflict between the terms of this Amendment and the COC Agreement, the terms of this Amendment shall control. 4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Texas (without regard to conflicts of laws principles), all rights and remedies being governed by said law. 5. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal. [Signature Page Follows] Exhibit 10.2

AMENDMENT NO. 1 TO CHANGE OF CONTROL TERMINATION AGREEMENT SIGNATURE PAGE The undersigned have executed this Amendment to the COC Agreement, effective as of the Effective Date. COMPANY GRANITE RIDGE RESOURCES, INC. By: /s/ Matt Miller Name: Matt Miller Title: Co-Chairman of the Board EMPLOYEE: KIMBERLY WEIMER By: /s/ Kimberly A. Weimer Kimberly Weimer